Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2014, by and between American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), and Tamara Hughes Gustavson (“Purchaser”).

WHEREAS, the Company proposes to undertake an underwritten offering (the “Offering”) of Class A common shares of beneficial interest, par value $0.01 per share (the “Shares”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, Purchaser desires to purchase Shares directly from the Company in a private transaction as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                               Purchaser hereby agrees to purchase directly from the Company on the terms set forth herein such number of Shares as equals $50,000,000 divided by the public offering price set forth in the final prospectus supplement forming a part of the Registration Statement for the Offering (the “Prospectus Supplement”), for a total price of $50,000,000.

2.                                    Purchaser understands and agrees that her purchase of Shares hereunder is being made pursuant to a private placement exempt from the registration requirements of the Securities Act and the Shares purchased hereunder may not be sold, transferred or conveyed by Purchaser except in compliance with applicable securities laws.

3.                                    The purchase price for Shares shall be paid by means of a cash payment (wire transfer or other means acceptable to the Company) and shall close at the time of closing of the Offering.  The closing of the sale of Shares to Purchaser shall be conditioned solely on the closing of the Offering.

4.                                    Purchaser hereby agrees that her purchase of Shares may be described in the Registration Statement and the Prospectus Supplement.

5.                                    Purchaser hereby represents and warrants to the Company that:

a.                                     Purchaser is, and at the time of closing of the purchase of Shares by Purchaser will be, an Accredited Investor as that term is defined in Rule 501 of Regulation D under the Securities Act; and

b.                                    Purchaser has received all information she deems relevant or necessary with respect to her purchase of Shares.

6.                                    This Agreement shall terminate if the closing of the Offering shall not have occurred on or before August 19, 2014.

7.                                    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same agreement.

8.                                    This Agreement shall be governed by the laws of the State of Maryland.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

AMERICAN HOMES 4 RENT

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

TAMARA HUGHES GUSTAVSON

/s/ Tamara Hughes Gustavson